ADDENDUM 1 TO SETTLEMENT AGREEMENT DATED JUNE 30, 2017

This Addendum to Settlement Agreement (“Agreement”) is entered in effect as of this 30th day of June, 2017 (“Effective Date”) by and between HELPFUL ALLIANCE COMPANY, a Florida Corporation having a principal address at 700 W Hillsboro Blvd., Suite 1-100, Deerfield Beach, FL 33441 (“Borrower”) and ZIMAS LLC, a Florida Limited Liability Company having an address at 18911 Collins Avenue, Unit 2701, Sunny Isles Beach, FL 33160 (together with its successors and assigns, the “Lender”), collectively herein referred to as the “Parties”.

WHEREAS, prior to execution of the Settlement Agreement, the parties have executed the Warrant Issuance Agreement on April 29, 2016, under which the Borrower issued to the Lender, a warrant (the “Warrant”) exercisable in full or in part at any time vesting from January 1, 2018 and expiring on December 31, 2028 (“Exercise Period”) to purchase up to an aggregate of 625,000 shares of Common stock of the Company (“Shares” or “Securities”), par value $.001 per share, at an exercise price of $1.60 per Share (“Exercise Price”);

WHEREAS, as of the Effective Date of this Agreement, in addition to the Settlement Agreement dated June 30, 2017 (“Settlement”), the Lender abandons its rights to the Warrant.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree and acknowledge that the Warrant shall be cancelled immediately upon execution of this Addendum 1 to the Settlement (“Addendum 1”) and that all rights and entitlements of the Lender for the Shares under the Warrant shall be irrevocably nulled and void. The execution and delivery of this Agreement by the Lender and Borrower shall be binding upon each party hereto and their respective successors and assigns. This Addendum 1 is final. The Lender acknowledges that it had an ample opportunity to review this Addendum 1, to obtain independent legal counsel to review this Addendum 1, and an election by the Lender not to obtain such legal counsel shall release the Borrower from any prerequisite to require such counsel. This Amendment shall be treated as part of the Settlement, and hence governed by, and construed under the laws of the State of Florida with further choice of courts located in Broward County, Florida.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement by their respective duly authorized officers.

THE LENDER: ZIMAS, LLC		THE BORROWER: HELPFUL ALLIANCE COMPANY

By:	/s/ Zena Katz	By:	/s/ Sergey Gurin
	Zena Katz,		Sergey Gurin,
	Sole Member & Manager		Vice President & CFO